Exhibit 99.3

BLACKSTONE MEDICAL, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
AT JUNE 30, 2006 AND DECEMBER 31, 2005

(U.S. Dollars, in thousands)	June 30, 2006	December 31, 2005

Assets
Current assets:
Cash	$57	$71
Accounts receivable, net	14,800	10,669
Inventory, net	13,591	10,937
Refundable income taxes	544	544
Prepaid expenses and other current assets	896	502
Total current assets	29,888	22,723

Property and equipment, net	3,333	3,324
Deferred tax asset	120	120
Patents, net	452	399
Total assets	$33,793	$26,566

Liabilities and shareholders’ equity
Current liabilities:
Line of credit	$10,279	$9,189
Current portion of long-term debt	124	304
Accounts payable	6,640	5,293
Due to stockholders	645	1,001
Accrued expenses and other current liabilities	4,575	2,246
Total current liabilities	22,263	18,033

Long-term debt, net of current portion	1,072	624

Shareholders’ equity:

Common shares (7,743,066 Class A and 3,908,561 Class B shares issued at June 30, 2006 and 7,743,066 Class A shares and 3,682,662 Class B shares issued at December 31, 2005)	3,470	3,171
Additional paid-in capital	7,049	6,888
Accumulated deficit	(42)	(2,129)
Accumulated other comprehensive loss	(19)	(21)
Total shareholders’ equity	10,458	7,909

Total liabilities and shareholders’ equity	$33,793	$26,566

See notes to consolidated financial statements.

BLACKSTONE MEDICAL, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

(U.S. Dollars, in thousands)	2006	2005

Net sales	$40,827	$29,139
Cost of sales	8,900	4,929
Gross profit	31,927	24,210
Operating expenses
Research and development	3,747	3,472
Selling and marketing	18,394	14,861
General and administrative	4,020	3,790
Customer service	187	120
International	1,713	806
Research and education	476	173
Total operating expenses	28,537	23,222
Income from operations	3,390	988
Other income (expense)
Interest income	12	3
Interest expense	(375)	(166)
Rental income	2	7
Total other income / (expense), net	(361)	(156)
Income before provision for income taxes	3,029	832
Provision for income taxes	942	498
Net income	$2,087	$334

See notes to consolidated financial statements.

BLACKSTONE MEDICAL, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

(U.S. Dollars, in thousands)	2006	2005
Cash flows from operating activities:
Net income	$2,087	$334
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	751	593
Loss on disposal of equipment	-	(6)
Stock based compensation	120	153
Deferred income taxes	-	6
Changes in operating assets and liabilities:
Accounts receivable, net	(4,131)	(667)
Inventory, net	(2,654)	(2,263)
Prepaid expenses and other current assets	(394)	(286)
Accounts payable	1,349	855
Accrued expenses and other current liabilities	2,329	1,016
Net cash used for operating activities	(543)	(265)
Cash flows from investing activities:
Acquisition of property and equipment	752	(1,160)
Acquisition of patents	(62)	(65)
Net cash used for investing activities	(814)	(1,225)
Cash flows from financing activities:
Net proceeds on line of credit	1,090	570
Proceeds from long-term debt	765	903
Repayments on long-term debt	(497)	(493)
Exercise of stock options	339	526
Repayment of due to stockholders	(356)	-
Net cash provided by (used for) financing activities	1,341	1,506
Effect of exchange rate changes on cash	2	(12)
Net (decrease) increase in cash	(14)	4
Cash, beginning of period	71	54
Cash, end of period	$57	$58

See notes to consolidated financial statements.

BLACKSTONE MEDICAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The accompanying unaudited Condensed Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Pursuant to these rules and regulations, certain information and note disclosures, normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States, have been condensed or omitted. In the opinion of management, all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006. The balance sheets at June 30, 2006 and December 31, 2005, have been derived from the unaudited financial statements at that date but do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

2.	Recently Issued Accounting Policies

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements. This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for the Company’s financial statements issued in 2008; however, earlier application is encouraged. The Company is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108 (“SAB 108”). Due to diversity in practice among registrants, SAB 108 expresses SEC staff views regarding the process by which misstatements in financial statements are evaluated for purposes of determining whether financial statement restatement is necessary. SAB 108 is effective for fiscal years ending after November 15, 2006, and early application is encouraged. The Company does not believe SAB 108 will have a material impact on its financial position or results from operations.

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in income tax positions. This Interpretation requires that the Company recognize in the consolidated financial statements the impact of a tax position that is more likely than not to be sustained upon examination based on the technical merits of the position. The provisions of FIN 48 will be effective as of the beginning of the Company’s 2007 fiscal year, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company is currently evaluating the impact of adopting FIN 48 on the consolidated financial statements.

Recently Issued Accounting Policies (Continued)

In June 2006, the FASB ratified Emerging Issues Task Force (“EITF”) Issue No. 06-3, How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross Versus Net Presentation). This standard allows companies to present in their statements of income any taxes assessed by a governmental authority that are directly imposed on revenue-producing transactions between a seller and a customer, such as sales, use, value-added, and some excise taxes, on either a gross (included in revenue and costs) or a net (excluded from revenue) basis. This standard is effective for interim and fiscal years beginning after December 15, 2006. The Company is currently evaluating the potential impact of this issue on the financial statements, but does not believe the impact of the adoption of this standard will be material.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Instruments, which is an amendment to SFAS No. 133 and SFAS No. 140. SFAS No. 155 allows financial instruments which have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the instrument as a whole instrument on a fair value basis. This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company does not believe the adoption of this statement will have a material impact on the financial statements.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, which is a replacement of APB Opinion No. 20, Accounting Changes, and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements.  Among other changes, SFAS No. 154 requires that a voluntary change in accounting principle be applied retrospectively such that all prior period financial statements are presented in accordance with the new accounting principle, unless impracticable to do so. SFAS No. 154 also provides that (1) a change in method of depreciating or amortizing a long-lived nonfinancial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and (2) correction of errors in previously issued financial statements should be termed a “restatement”.  SFAS No. 154 is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 did not have a material impact on the financial statements.

3.	Reclassifications

Certain prior year amounts have been reclassified to conform to the 2006 presentation. The reclassifications have no effect on previously reported net income or shareholders’ equity.

4.	Stock-Based Compensation

For purposes of providing pro forma disclosures for employee grants, the fair value of options was estimated at the date of grant using the minimum value option pricing method, with the following assumptions:

	June 30, 2006	June 30, 2005
Expected life	5-8 years	5-8 years
Average risk-free interest rate	3.44% - 4.36%	2.31% - 3.55%
Volatility and dividend yield	0%	0%

Prior to January 1, 2006, the Company accounted for stock based compensation plans under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employee, and related Interpretations, as permitted by SFAS No. 123, Accounting for Stock-Based Compensation. Stock-based employee compensation expense was recognized relating to options granted at exercise prices lower than the fair market value of the underlying stock on the date of the grant. The Company applies the disclosure only provisions of SFAS no. 123, “Accounting for Stock-based Compensation” and SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure” for such employee stock option awards. The Company accounts for stock option awards granted to consultants under the fair value recognition provision of SFAS No. 123. Under this method, options granted to consultants are valued using the Black-Scholes option pricing model, and the calculated option value is recorded as an expense in the financial statements

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), Share-Based Payment, using the prospective method. Under this method, compensation cost recognized in the first six months of 2006 includes compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123(R). The Company granted 7,500 options at fair market value during the six month period ended June 30, 2006. The adoption of SFAS 123 (R) is immaterial to the Company for the six month period ended June 30, 2006.

In 2000, the Company adopted a stock option plan (the Blackstone Medical, Inc. 2000 Stock Award and Option Plan, hereinafter referred to as the "Plan") under which the Board of Directors may grant incentive or non-qualified stock options and stock grants to key employees, directors, advisors and consultants of the Company. The maximum number of shares of stock allowable for issuance under the Plan is 6,000,000 shares of Class B common stock. These options are exercisable based upon the individual vesting terms within each grant. The options are not transferable except by will or domestic relations order. The option price per share under the Plan is not less than the fair market value of the shares on the date of the grant.

Prior interim periods do not reflect any restated amounts as a result of the adoption of SFAS 123(R). If the Company had elected the optional recognition provisions of SFAS 123, which uses the fair value based method for stock-based compensation, and amortized the grant date fair value of stock options to compensation expense over the vesting period, net income for the six months ended June 30, 2005 would have been changed to the pro forma amounts indicated below:

Six Months Ended June 30,

(In thousands)	2005
Net income - reported	$334
Deduct total stock-based compensation expense determined under fair value based methods, net of related tax effects	(137)
Pro forma net income	$197

For purposes of this disclosure, the estimated fair value of the options is amortized to expense over the options’ vesting periods.

5.	Inventory

Inventory consists principally of medical implants that are currently at distributor locations and held by the Company for resale and is presented net of allowance of approximately $1,455,000 and $628,000 at June 30, 2006 and 2005, respectively.

6.	Income Taxes

The consolidated tax expense (benefit) includes the following:

(In thousands)
	Six Months Ended June 30

	2006	2005
Current:
Federal	$673	$391
State	269	107
	$942	$498

7.	Other Comprehensive Loss

In accordance with SFAS No. 130, Reporting Comprehensive Income, foreign currency translation adjustments are included in other comprehensive income (loss). Accumulated balances related to foreign currency adjustments included as a component of other comprehensive loss as of June 30, 2006 and 2005 were $19,278 and $11,749, respectively.

8.	Contingencies

Litigation

The Company is involved in various claims and legal proceedings of a nature considered normal to its business, principally product liability and may be subject to certain other contingencies.

In management’s opinion, except as discussed below, the Company is not currently involved in any legal proceeding, individually or in the aggregate, that could have a material effect on the financial position, liquidity or operating results of the Company.

On December 27, 2005, the Company initiated a voluntary recall of its ICON spinal fixation system. On May 23, 2006, Frederic H. Leeds commenced an action, Frederic H. Leeds v. Blackstone Medical, Inc., Second Judicial District Court of the State of Nevada, in and for the County of Washve, Case No. CV-06-01218, alleging injury as a result of allegedly defective products manufactured and supplied by the Company. The Leeds case is the only lawsuit filed against Blackstone to date arising out of the ICON recall. Approximately 515 ICON spinal fixation systems distributed by Blackstone prior to the recall were implanted in patients. It is unknown whether additional lawsuits will be filed arising out of the ICON recall. Blackstone maintains a policy of insurance which covers claims related to the ICON recall.

9.	Subsequent Event

On September 22, 2006, Orthofix International N.V. (Orthofix) purchased 100% of the stock of Blackstone Medical, Inc. (“Blackstone”) for a purchase price of $333.0 million plus acquisition costs and subject to certain closing adjustments. The acquisition and related costs were financed with $330.0 million of senior secured bank debt and cash on hand.